Exhibit 99.G1

FIRST AMENDMENT TO CUSTODY AGREEMENT

THIS FIRST AMENDMENT to that certain CUSTODY AGREEMENT made and entered into as of the 13th day of April, 2009 by and between DUPREE MUTUAL FUNDS, a Kentucky business trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United State of America (the “Custodian”).

WHEREAS, the Trust has retained the Custodian to act as custodian of the cash and securities of each series of the Trust as listed on Exhibit C to the Custody Agreement; and

WHEREAS, the Trust has amended its Declaration of Trust to add an additional series of the Trust, being the Taxable Municipal Bond Series and desires to amend the Custody Agreement, Exhibit C;

NOW, THEREFORE, in consideration of the promises and mutual covenants as set forth in the Custody Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Exhibit C of that certain Custody Agreement by and between the parties is hereby amended to read as follows:

EXHIBIT C

to the Custody Agreement

Dupree Mutual Funds

Fund Names

Dupree KY Tax Free Income Fund

Dupree KY Tax Free Sht/Med Fund

Dupree TN Tax Free Income Fund

Dupree TN Tax Free Sht/Med Fund

Dupree Government Bond Fund

Dupree NC Tax Free Income Fund

Dupree NC Tax Free Sht/Med Fund

Dupree Mississippi Tax Free Income Fund

Dupree Alabama Tax Free Income Fund

Dupree Taxable Municipal Bond Fund

2. All other provisions of that certain Custody Agreement by and between the parties remain in full force and effect.

SIGNATURES ON FOLLOWING PAGE

7/26/10

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of July 26, 2010, to be effective November 1, 2010.

DUPREE MUTUAL FUNDS		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Michelle Dragoo	By:	/s/ Michael R. McVoy
Name:	Michelle Dragoo	Name:	Michael R. McVoy
Title:	V. President, Secretary, Treasurer	Title:	Vice President

7/26/10